Exhibit 5.2

August 4, 2015

Headwaters Incorporated

10701 South River Front Parkway, Suite 300

South Jordan, UT 84095

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

I am General Counsel for Headwaters Incorporated (the “Company”) and have acted as special Utah counsel to each of the subsidiaries listed on Annex A to this opinion letter (each individually a “Utah Guarantor” and collectively the “Utah Guarantors”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933 (the “Act”) of an indeterminate initial offering amount of the following securities of the Company: (a) shares of common stock, par value $0.001 per share (“Common Stock”), (b) shares of preferred stock, par value $0.001 per share (“Preferred Stock”), in one or more series, (c) depositary shares evidenced by depositary receipts, each representing fractional interests in Preferred Stock (“Depositary Shares”), (d) senior or subordinated debt securities (“Debt Securities”), (e) guarantees of Debt Securities (the “Guarantees”) by certain subsidiaries of the Company, including the Utah Guarantors (collectively, the “Guarantors”) (f) options, warrants and other rights to purchase shares of Common Stock or Preferred Stock or Debt Securities (“Warrants”), and (g) units consisting of Common Stock, Preferred Stock, Debt Securities or Warrants, or any combination thereof, in one or more series (“Units”).  The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Guarantees, Warrants and Units are collectively referred to herein as the “Securities.”  The Debt Securities and the Guarantees will be issued under an Indenture in substantially the form of Exhibit 4.1 to the Registration Statement (the “Indenture”) to be entered into between the Company, the Guarantors and a trustee to be identified in the Indenture (the “Trustee”). At your request, this opinion is being provided to you.

In arriving at the opinions expressed below, I have examined and relied on the original, or a copy, certified or otherwise, represented to me to be an execution copy thereof, of each of the following documents:

(a) the Indenture;

(b) a copy of the Articles of Incorporation of Headwaters Resources, Inc., Headwaters Services Corporation, Headwaters Construction Materials, Inc., Eldorado SC-Acquisition Co., Global Climate Reserve Corporation, Headwaters Technology Innovation Group, Inc., Headwaters Energy Services Corp. and Headwaters Plant Services, Inc. and a copy of the Articles of Organization of HCM Stone, LLC, HCM Utah, LLC, Eldorado Stone Acquisition Co., LLC, Eldorado Stone Funding Co., LLC, Chihuahua Stone, LLC, Eldorado Stone Operations, LLC, L-B Stone, LLC, Headwaters Heavy Oil, LLC, Headwaters Ethanol Operators,

LLC, HES Ethanol Holdings, LLC, FlexCrete Building Systems, L.C., HCM Louisiana, LLC, and Gerard Roof Products, LLC, filed with the Secretary of State of Utah (collectively the “Articles”);

(c) a copy of (i) the Bylaws of Headwaters Resources, Inc., Headwaters Services Corporation, Headwaters Construction Materials, Inc., Eldorado SC-Acquisition Co., Global Climate Reserve Corporation, Headwaters Technology Innovation Group, Inc., Headwaters Energy Services Corp. and Headwaters Plant Services, Inc., (ii) the Operating Agreements of HCM Louisiana, LLC, HCM Utah, LLC, Eldorado Stone Funding Co., LLC, Headwaters Ethanol Operators, LLC, FlexCrete Building Systems, L.C., HES Ethanol Holdings, LLC and Gerard Roof Products, LLC (iii) the Second Amended and Restated Operating Agreement of Eldorado Stone Acquisition Co., LLC, (iv) the First Amended and Restated Operating Agreement of HCM Stone, LLC, (v) the Amended and Restated Operating Agreement of Headwaters Heavy Oil, LLC and (vi) the Limited Liability Company Agreements of Eldorado Stone Operations, LLC, as amended, L-B Stone, LLC, as amended, and Chihuahua Stone, LLC, as amended (collectively the “Bylaws”);

(d) Written Consent of the Sole Director of Headwaters Resources, Inc., dated July 31, 2015, Written Consent of the Sole Director of Headwaters Services Corporation, dated July 31, 2015, Written Consent of the Sole Director of Headwaters Construction Materials, Inc., dated July 31, 2015, Written Consent of the Sole Director of Eldorado SC-Acquisition Co., dated July 31, 2015, Written Consent of the Sole Director of Global Climate Reserve Corporation, dated July 31, 2015, Written Consent of the Sole Director of Headwaters Technology Innovation Group, Inc., dated July 31, 2015, Written Consent of the Sole Director of Headwaters Energy Services Corp., dated July 31, 2015, Written Consent of the Sole Director of Headwaters Plant Services, Inc., dated July 31, 2015, Written Consent of the Managers of Eldorado Stone Funding Co., LLC, dated July 31, 2015, Written Consent of the Managers of Headwaters Heavy Oil, LLC, dated July 31, 2015, Written Consent of the Managers of Headwaters Ethanol Operators, LLC, dated July 31, 2015, Written Consent of the Managers of Eldorado Stone Acquisition Co., LLC, dated July 31, 2015, Written Consent of the Sole Manager of Eldorado Stone Operations, LLC, dated July 31, 2015, Written Consent of the Sole Manager of L-B Stone, LLC, dated July 31, 2015, Written Consent of the Sole Manager of Chihuahua Stone, LLC, dated July 31, 2015, Written Consent of the Managers of HCM Stone, LLC, dated July 31, 2015, Written Consent of the Sole Manager of HCM Utah, LLC, dated July 31, 2015, Written Consent of the Managers of HES Ethanol Holdings, LLC, dated July 31, 2015, Written Consent of the Manager of FlexCrete Building Systems, LC, dated July 31, 2015, Written Consent of the Manager of HCM Louisiana, LLC, dated July 31, 2015, and Written Consent of the Manager of Gerard Roof Products LLC, dated July 31, 2015.

(e) Secretary’s Certificate of the Utah Guarantors dated August 4, 2015; and

(f) Certificates of Good Standing as to each of the following, each issued by the Division of Corporations and Commercial Code of the Utah Department of Commerce on August 4, 2015: Headwaters Resources, Inc., Headwaters Services Corporation, Headwaters Construction

Materials, Inc., Eldorado SC-Acquisition Co., Global Climate Reserve Corporation, Headwaters Technology Innovation Group, Inc., Headwaters Energy Services Corp., Headwaters Plant Services, Inc., HCM Stone, LLC, HCM Utah, LLC, Eldorado Stone Acquisition Co., LLC, Eldorado Stone Funding Co., LLC, Chihuahua Stone, LLC, Eldorado Stone Operations, LLC, L-B Stone, LLC, Headwaters Heavy Oil, LLC, Headwaters Ethanol Operators, LLC, HES Ethanol Holdings, LLC, FlexCrete Building Systems, L.C., HCM Louisiana, LLC, and Gerard Roof Products, LLC (collectively the “Good Standing Certificates”).

I have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, I have not reviewed any document (other than the documents listed in paragraphs (a) through (f) above) that is referred to in or incorporated by reference into any document reviewed by me. I have conducted no independent factual investigation of my own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which I have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by me, I have assumed that (i) all signatures on documents examined by me are genuine, and (ii) all documents submitted to me as copies conform with the original copies of those documents.

For purposes of this opinion, I have assumed:

(i) except to the extent provided in paragraphs 1 and 2 below, that each party to the documents examined by me has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation,

(ii) the legal capacity of each natural person who is a signatory to any of the documents examined by me,

(iii) that each of the documents examined by me has been delivered and exchanged among the respective parties following signing by the parties.

This opinion is limited to the laws (including rules, regulations and orders thereunder) of the State of Utah (excluding the securities laws and blue sky laws of the State of Utah), as currently in effect, and I have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto (the “Applicable Law”). In rendering the opinions set forth herein, I express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.

Based upon the foregoing, and upon an examination of such questions of law as I have considered necessary or appropriate, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I advise you that, in my opinion:

1. Headwaters Resources, Inc., Headwaters Services Corporation, Headwaters Construction Materials, Inc., Eldorado SC-Acquisition Co., Global Climate Reserve Corporation, Headwaters Technology Innovation Group, Inc., Headwaters Energy Services Corp. and Headwaters Plant Services, Inc. are corporations duly formed, validly existing and in good standing under the laws of the State of Utah, and each has the corporate power and authority to execute and deliver the Indenture and perform its obligations thereunder.

2. HCM Stone, LLC, HCM Utah, LLC, Eldorado Stone Funding Co., LLC, Headwaters Heavy Oil, LLC, Headwaters Ethanol Operators, LLC, Eldorado Stone Acquisition Co., LLC, Eldorado Stone Operations, LLC, L-B Stone, LLC, Chihuahua Stone, LLC, HES Ethanol Holdings, LLC, FlexCrete Building Systems, L.C., HCM Louisiana, LLC, and Gerard Roof Products, LLC are limited liability companies duly formed, validly existing and in good standing under the laws of the State of Utah, and each has the requisite power and authority to execute and deliver the Indenture and perform its obligations thereunder.

3. Each Utah Guarantor possesses the corporate and/or limited liability company power and authority to execute, deliver and perform its obligations under the Indenture and Guarantees.

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

(a) My opinions in paragraphs 1 and 2 above as to the valid existence and good standing of the Utah Guarantors is based solely upon my review of the Good Standing Certificates.

(b) There has not been any mutual mistake of fact or misunderstanding, fraud, duress, undue influence or breach of fiduciary duties with respect to any of the matters relevant to the opinions expressed herein. All parties have complied with any requirement of good faith, fair dealing and conscionability.

(c) This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement.

I understand that you will rely as to matters of Utah law, as applicable, upon this opinion in connection with the matters set forth herein. In addition, I understand that Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”) will rely as to matters of Utah law, as applicable, upon this opinion in connection with an opinion to be rendered by it on the date hereof relating to the Utah Guarantors. In connection with the foregoing, I hereby consent to your and Pillsbury’s relying as to matters of Utah law, as applicable, upon this opinion.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Legal Matters” in the prospectus included in the Registration Statement. The opinions expressed herein are as of the date hereof (and not as of any other date), and I make no undertaking to amend or supplement such opinions as facts and circumstances come to my attention or changes in the law occur, in each case after the date of effectiveness of the Registration Statement, which could affect such opinions.

Very truly yours,

/s/ Harlan M. Hatfield
Harlan M. Hatfield
General Counsel

ANNEX A

Headwaters Resources, Inc., a Utah corporation

Headwaters Services Corporation, a Utah corporation

Headwaters Construction Materials, Inc., a Utah corporation

HCM Utah, LLC, a Utah limited liability corporation

HCM Stone, LLC, a Utah limited liability corporation

Eldorado SC-Acquisition Co., a Utah corporation

Eldorado Stone Acquisition Co., LLC, a Utah limited liability company

Eldorado Stone Funding Co., LLC, a Utah limited liability company

Chihuahua Stone, LLC, a Utah limited liability company

Eldorado Stone Operations, LLC, a Utah limited liability company

L-B Stone, LLC, a Utah limited liability company

Global Climate Reserve Corporation, a Utah corporation

Headwaters Technology Innovation Group, Inc., a Utah corporation

Headwaters Energy Services Corp., a Utah corporation

Headwaters Heavy Oil, LLC, a Utah limited liability company

Headwaters Ethanol Operators, LLC, a Utah limited liability company

HES Ethanol Holdings, LLC, a Utah limited liability company

Headwaters Plant Services, Inc., a Utah corporation

FlexCrete Building Systems, L.C. , a Utah limited liability company

HCM Louisiana, LLC, a Utah limited liability company

Gerard Roof Products, LLC, a Utah limited liability company